SCHEDULE 14A INFORMATION
   Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. ____)

   Filed by the Registrant [X]
   Filed by a Party other than the Registrant [  ]

   Check the appropriate box:

   [ ] Preliminary Proxy Statement         [ ] Confidential, for Use of the
                                               Commission Only (as permitted
                                               by Rule 14a-6(e)(2))
   [X]  Definitive Proxy Statement
   [ ]  Definitive Additional Materials
   [ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
        240.14a-12

                             THE MARCUS CORPORATION
                (Name of Registrant as Specified in its Charter)


   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

   Payment of Filing Fee (Check the appropriate box):

   [X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), 14a-6(i)(2)
        or Item 22(a)(2) of Schedule 14A.

   [ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-
        11.

        1)  Title of each class of securities to which transaction applies:

        2)  Aggregate number of securities to which transaction applies:

        3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

        4)  Proposed maximum aggregate value of transaction:

        5)  Total fee paid:

   [ ]  Fee paid previously with preliminary materials.

   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date
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        1)  Amount Previously Paid:

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
                             THE MARCUS CORPORATION

                                     [LOGO]

                      250 East Wisconsin Avenue, Suite 1700
                         Milwaukee, Wisconsin 53202-4220
                           __________________________

                  NOTICE OF 1996 ANNUAL MEETING OF SHAREHOLDERS
                          To Be Held September 26, 1996
                           __________________________

   To the Shareholders of
        THE MARCUS CORPORATION:

             NOTICE IS HEREBY GIVEN THAT the 1996 Annual Meeting of Shareholders of THE MARCUS CORPORATION ("Company") will be held on Thursday, September 26, 1996 at 10:00 A.M., local time, at the new Hollywood Cinema, 3916 West College Avenue, Appleton, Wisconsin, for the following purposes:

             1.   To elect nine directors for the ensuing year.

             2. To consider and act upon any other business which may be properly brought before the meeting or any adjournment thereof.

             Only holders of record of the Common Stock and Class B Common Stock as of the close of business on August 9, 1996 will be entitled to notice of, and to vote at, the meeting and any adjournment thereof. Shareholders may vote in person or by proxy. The holders of Common Stock will be entitled to one vote per share and the holders of Class B Common Stock will be entitled to ten votes per share on each matter submitted for shareholder consideration and will vote together in each instance as a single class.

             Shareholders are cordially invited to attend the meeting in person and a map has been provided to assist you in locating the Hollywood Cinema in Appleton. As described on the following page, the Company will also make available a bus from Milwaukee to the Hollywood Cinema in Appleton to attend the meeting and has made other special arrangements at the Hollywood Cinema to encourage your attendance in person. Even if you expect to attend the meeting in person, to help ensure your vote is represented at the meeting please complete, sign, date and return in the enclosed postage paid return envelope the accompanying proxy which is being solicited by the Board of Directors. You may revoke your proxy at any time before it is actually voted by notice in writing to the undersigned or by voting in person at the meeting.

             Accompanying this Notice of 1996 Annual Meeting of Shareholders is a form of proxy and Proxy Statement.

                                      On Behalf of the Board of Directors

                                      [Printer to insert new signature which
                                      accompanies this document]

                                      Thomas F. Kissinger
                                      General Counsel and Secretary
   Milwaukee, Wisconsin
   August 30, 1996

   Special Shareholder Arrangements for the 1996 Annual Meeting in Appleton

   Special arrangements have been made for shareholders at Marcus Corporation properties in conjunction with the 1996 annual meeting on Thursday,

   September 26, 1996, at the Hollywood Cinema, 3916 West College Avenue, Appleton, Wisconsin.

   Complimentary Lunch

   Following the annual meeting, shareholders are invited to enjoy a complimentary buffet lunch of menu items from "Funset Cafe" at the new Funset Boulevard family entertainment center adjacent to the Hollywood Cinema movie theatre.

   Lodging Discounts

   Shareholders who stay overnight on Wednesday, September 25, or Thursday, September 26, will receive a 25% discount at the Company's Budgetel Inn and Woodfield Suites located just a short distance from the movie theatre.

   Shareholders should make their reservations directly with Budgetel Inn at
   (414) 734-6070 or Woodfield Suites (414) 734-7777. Indicate you are a Marcus Corporation shareholder when making your reservation. You must present your shareholder identification card at check-in.

   Bus from Milwaukee to Appleton

   A courtesy bus will be available from the Pfister Hotel, 424 East Wisconsin Avenue, in Milwaukee to the annual meeting in Appleton on September 26. The bus will depart from the Pfister Hotel's Jefferson Street entrance at 7:45 a.m. and will leave Appleton after lunch at approximately 2:00 p.m. for the return trip to Milwaukee. To reserve a seat on the bus, please call Barbara Mangold at (414) 274-0531.

   We hope to see you at the annual meeting!

                             THE MARCUS CORPORATION
                                     [LOGO]
                           __________________________

                                 PROXY STATEMENT
                           __________________________

                                       For
                      1996 Annual Meeting of Shareholders
                          To be Held September 26, 1996

             This Proxy Statement and accompanying form of proxy are being furnished to the shareholders of THE MARCUS CORPORATION ("Company") beginning on or about August 30, 1996 in connection with the solicitation of proxies by the Board of Directors of the Company ("Board") for use at the Company's 1996 Annual Meeting of Shareholders to be held on Thursday, September 26, 1996 at 10:00 A.M., local time, at the new Hollywood Cinema, 3916 West College Avenue, Appleton, Wisconsin, and at any adjournment thereof (collectively, "Meeting"), for the purposes set forth in the attached Notice of 1996 Annual Meeting of Shareholders and as described herein.

             Execution of a proxy given in response to this solicitation will not affect a shareholder's right to attend the Meeting and to vote in person. Presence at the Meeting of a shareholder who has signed a proxy does not in itself revoke a proxy. Any shareholder giving a proxy may revoke it at any time before it is exercised by giving notice thereof to the Company's Secretary in writing, by notifying the appropriate personnel at the Meeting in writing or by voting in person at the Meeting. Unless so revoked, the shares represented by proxies received by the Board will be voted at the Meeting in accordance with the instructions thereon. If no instructions are specified on the proxy, the votes represented thereby will be voted (i) FOR the Board's nine director nominees set forth below and (ii) on such other shareholder matters which may properly come before the Meeting in accordance with the best judgment of the persons named as proxies.

             Only holders of record of shares of Common Stock ("Common Shares") and Class B Common Stock ("Class B Shares") as of the close of business on August 9, 1996 ("Record Date") are entitled to vote at the Meeting. As of the Record Date, the Company had outstanding and entitled to vote 10,816,145 Common Shares and 8,856,405 Class B Shares. The record holder of each outstanding Common Share on the Record Date is entitled to one vote per share and the record holder of each outstanding Class B Share on the Record Date is entitled to ten votes per share on each matter submitted for shareholder consideration at the Meeting. The holders of Common Shares and the holders of Class B Shares will vote together as a single class on all matters subject to shareholder consideration at the Meeting. The total number of votes represented by outstanding Common Shares and Class B Shares as of the Record Date was 99,380,195 consisting of 10,816,145 votes represented by outstanding Common Shares and 88,564,050 votes represented by outstanding Class B Shares.

   __________
   *   Note to Printer:  This is Page 1 (but do not mark as such).

                              ELECTION OF DIRECTORS

             At the Meeting, the shareholders will elect nine directors of the Company, constituting the entire Board, to hold office until the Company's next annual meeting of shareholders and until their successors are duly qualified and elected. If, prior to the Meeting, any of the Board's nominees should for any reason become unable to serve as a director, the votes represented by proxies granting authority to vote for all of the nominees named below or which do not contain any instructions will be voted for another replacement nominee selected by the Board, if any. Under Wisconsin law, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election, assuming a quorum is present. For this purpose, "plurality" means that the individuals receiving the largest number of votes are elected as directors, up to the maximum number of directors to be chosen at the election. Therefore, any shares which are not voted on this matter at the Meeting, whether by abstention, broker nonvote or otherwise, will have no effect on the election of directors at the Meeting.

             All of the nominees are shareholder-elected directors of the Company and have served continuously as directors since the indicated date of their election, except for Bruce J. Olson who was appointed as a director of the Company by the Board effective April 1, 1996. The names of the nominees, together with certain information about each of them as of the Record Date, are set forth below. On December 14, 1995, Ben Marcus, the founder of the Company and retired Chairman of the Board, retired from the Board and was appointed a director emeritus.

                                                                    Director
         Name            Current Principal Occupation         Age    Since

    [*]  Stephen H.      Chairman of the Board, President      61     1969
         Marcus          and Chief Executive Officer of the
                         Company (1)(2)(3)

    [*]  Diane Marcus    Real estate management and            57     1985
         Gershowitz      investments (1)(3)

    [*]  George R.       Retired Vice Chairman of Banc One     72     1981
         Slater          Corporation (bank holding company)
                         and retired Chairman of the Board
                         and Chief Executive Officer of Banc
                         One Wisconsin Corporation
                         (Wisconsin bank holding company)

    [*]  Lee Sherman     President of Lee Sherman Dreyfus,     70     1983
         Dreyfus         Inc. (public communications
                         company), retired President and
                         Chief Operating Officer of Sentry
                         Insurance (a mutual insurance
                         company) and former Governor of the
                         State of Wisconsin(4)

    [*]  Daniel F.       President and Chief Executive         60     1985
         McKeithan, Jr.  Officer of Tamarack Petroleum
                         (operator of oil and gas wells) and
                         President and Chief Executive
                         Officer of Active Investor
                         Management, Inc. (operator of oil
                         and gas wells)(5)

    [*]  John L. Murray  Retired Chairman of the Board and     69     1987
                         Chief Executive Officer of
                         Universal Foods Corporation
                         (international manufacturer and
                         marketer of value-added food
                         products)(6)

    [*]  Allan H. Selig  President and Chief Executive         61     1995
                         Officer of the Milwaukee Brewers
                         Baseball Club, Acting Commissioner
                         of Major League Baseball and
                         President and Chief Executive
                         Officer of Selig Executive Leasing
                         Co., Inc.(7)

    [*]  Timothy E.      President of Midwest Express          49     1995
         Hoeksema        Airlines, Inc.

    [*]  Bruce J. Olson  Group Vice President of the Company   46     1996
                         (2)
   _____________
   * Printer Note: Director's pictures are to be included on left margin next to each respective name. Note: Bruce Olson is new this year; Steve Marcus will have a new picture.

   _________________

   (1)  Diane Marcus Gershowitz and Stephen H. Marcus are brother and sister.

   (2) Since the Company operates as a holding company through subsidiary corporations, Stephen H. Marcus and Bruce J. Olson are also officers of certain of the Company's principal operating subsidiaries.

   (3) As a result of their beneficial ownership of Common Shares and Class B Shares, Stephen H. Marcus and/or Diane Marcus Gershowitz may be deemed to control, or share in the control of, the Company. See "Stock Ownership of Management and Others."

   (4) Lee Sherman Dreyfus is a director of Associated Bank-Menomonee Falls, a banking subsidiary of Associated Banc-Corp.

   (5) Daniel F. McKeithan, Jr. is a director of Firstar Corporation, Wisconsin Gas Company and WICOR, Inc. and is a trustee of The Northwestern Mutual Life Insurance Company ("NML"). NML is also one of the Company's principal lenders.

   (6) John L. Murray is a director of Briggs & Stratton Corporation and Twin Disc, Inc.

   (7) Allan H. Selig is a director of Oil-Dri Corporation of America and Robert W. Baird & Co., Incorporated.


               The Board has an Audit Committee whose principal function is to recommend annually a firm of independent certified public accountants to serve as the Company's auditor, to meet with and review reports of the Company's auditor and to recommend to the Board such actions within the scope of its authority as it deems appropriate. The Audit Committee currently consists entirely of independent directors, including Daniel F. McKeithan, Jr. (Chairman), Lee Sherman Dreyfus and Timothy E. Hoeksema. The Audit Committee met twice in fiscal 1996.

             The Board has a Compensation and Nominating Committee whose principal function is to recommend for approval to the Board the compensation, bonuses and benefits of officers and other key employees of the Company and its subsidiaries and to administer the Company's 1987 Stock Option Plan and 1995 Equity Incentive Plan. See "Executive Compensation -- Stock Options." The Compensation and Nominating Committee is also vested with authority to consider and nominate future directors of the Company. Shareholders entitled to vote at the Meeting who wish to propose director nominees for consideration at the Meeting may do so under the Company's By-laws only by giving written notice of an intent to make such a nomination to the Secretary of the Company not less than 15 days in advance of the Meeting. Such notice must specify, among other things, the nominee's name, biographical data and qualifications. Effective immediately prior to the Company's 1997 annual meeting of shareholders, the Company's By-laws provide that a non-employee director may not stand for re-election if he or she has then attained the age of 70. This policy is expected to result in the retirement from the Board of Messrs. Slater, Dreyfus and Murray immediately prior to the Company's 1997 annual meeting of shareholders. The Compensation and Nominating Committee currently consists of entirely independent directors, including John L. Murray (Chairman), Daniel F. McKeithan, Jr. and Allan H. Selig. The Compensation and Nominating Committee met three times in fiscal 1996. See "Executive Compensation -- Report on Executive Compensation."

             During the Company's 1996 fiscal year, four meetings of the Board were held. No director was absent from any meeting of the Board and committees thereof on which he or she served held during fiscal 1996.

                    STOCK OWNERSHIP OF MANAGEMENT AND OTHERS

             The following table sets forth information as of the Record Date as to the Common Shares and any Class B Shares beneficially owned by (i) each director and each executive officer named in the Summary Compensation Table set forth below under "Executive Compensation -- Summary Compensation;" (ii) all current directors and executive officers of the Company as a group; and (iii) all other persons or entities known by the Company to be the beneficial owner of more than 5% of either class of the Company's outstanding capital stock. A row for Class B Share ownership is not included for individuals or entities who do not beneficially own any Class B Shares. All of the share amounts set forth below have been adjusted to reflect the Company's three-for-two stock split effected on November 14, 1995 in the form of a 50% dividend on both of its Common Shares and Class B Shares.

                                                                           Total Share       Percentage of
                                     Sole Voting       Shared Voting      Ownership and        Aggregate
    Name of Individual or          and Investment     and Investment      Percentage of          Voting
    Group/Class of Stock               Power(1)          Power(1)            Class(1)           Power(1)

                                                   Directors and Certain Executive Officers
    Stephen H. Marcus(2)

     Common Shares                      1,576(3)          49,516               51,092(3)
                                                                                 *              31.9%

     Class B Shares                 1,844,289          1,322,760            3,167,049
                                                                               (35.8%)

    Diane Marcus Gershowitz(2)

     Common Shares                      2,750(4)             100                2,850(4)
                                                                                 *              24.7%

     Class B Shares                 1,525,312            932,416            2,457,728
                                                                               (27.8%)
    George R. Slater

     Common Shares                      3,500(4)             -0-                3,500(4)
                                                                                 *               *

    Lee Sherman Dreyfus

     Common Shares                      7,250(4)             -0-                7,250(4)
                                                                                 *               *

    Daniel F. McKeithan, Jr.

     Common Shares                      4,250(4)             -0-                4,250(4)
                                                                                 *               *

    John L. Murray

     Common Shares                      5,000(4)             -0-                5,000(4)
                                                                                 *               *
    Allan H. Selig

     Common Shares                      2,900(4)             -0-                2,900(4)
                                                                                 *               *
    Timothy E. Hoeksema

     Common Shares                      2,750(4)             -0-                2,750(4)
                                                                                 *               *

    Bruce J. Olson

     Common Shares                     41,883(3)(5)       21,840               63,723(3)(5)
                                                                                 *               *

    Kenneth A. MacKenzie

     Common Shares                     19,185(3)(5)          600               19,785(3)(5)
                                                                                 *               *
    H. Fred Delmenhorst

     Common Shares                     13,972(3)(5)        3,363               17,335(3)(5)
                                                                                 *               *

    Thomas F. Kissinger

     Common Shares                      4,800(5)             -0-                4,800(5)
                                                                                 *               *

    Douglas A. Neis

     Common Shares                      7,939(3)(5)        4,278               12,217(3)(5)
                                                                                 *               *
    All directors and executive
    officers as a group
    (13 persons)(6)

     Common Shares(7)                 117,755(3)          79,697              197,452(3)
                                                                                (1.8%)          49.6%
     Class B Shares                 3,369,601          1,536,118            4,905,719
                                                                               (55.4%)

                                        Other Five Percent Shareholders
    Ben Marcus(2)

     Common Shares                        915                -0-                  915
                                                                                 *              33.6%

     Class B Shares                       -0-          3,340,581            3,340,581
                                                                               (37.7%)
    Neuberger & Berman(8)

    Common Shares(9)                1,032,010                -0-            1,032,010               *
                                                                                (9.5%)

   __________________

   *  Less than 1%.

   (1)  There are included in some cases shares over which a person has or shares voting power and/or investment power as to which beneficial ownership may be disclaimed. The number of Class B Shares (included in the beneficial ownership figures detailed above) set forth after each of the following individuals has also been included in the beneficial ownership of at least one other director:  Stephen H. Marcus (719,058), Diane Marcus Gershowitz (719,058) and Ben
        Marcus (299,547).  The outstanding Class B Shares are convertible on a share-for-share basis into Common Shares at any time at the discretion of each holder.  As a result, a holder of Class B Shares is deemed to beneficially own an equal number of Common Shares.  However, in order to avoid overstatement of the aggregate beneficial ownership of both classes of the Company's outstanding capital stock, the Common Shares listed in the table do not include Common
        Shares which may be acquired upon the conversion of outstanding Class B Shares.  Similarly, the percentage of outstanding Common Shares beneficially owned is determined with respect to the total number of outstanding Common
        Shares, excluding Common Shares which may be issued upon conversion of outstanding Class B Shares.

   (2)  The address of Stephen H. Marcus, Diane Marcus Gershowitz and Ben Marcus is 250 East Wisconsin Avenue, Suite 1700,
        Milwaukee, Wisconsin 53202-4220.

   (3)  Includes 1,426, 1,249, 685, 665 and 364 Common Shares held for the respective accounts of Stephen H. Marcus, Bruce
        J. Olson, Kenneth A. MacKenzie, H. Fred Delmenhorst and Douglas A. Neis and all directors and officers as a group in the Company's Pension Plus Plan as of December 31, 1995, the latest practicable date for which such data is available.  See "Executive Compensation -- Summary Compensation Information."

   (4)  Includes 2,750 Common Shares subject to acquisition by each of the listed nonemployee directors (Diane Marcus
        Gershowitz, George R. Slater, Lee Sherman Dreyfus, Daniel F. McKeithan, Jr., John L. Murray, Allan H. Selig, and
        Timothy E. Hoeksema) pursuant to the exercise of vested stock options held on the Record Date pursuant to the 1994
        Nonemployee Director Stock Option Plan. See "Director Compensation."

   (5)  Includes 17,250, 7,053, 7,575, 4,650 and 7,575 Common Shares subject to acquisition by Bruce J. Olson, Kenneth A.
        MacKenzie, H. Fred Delmenhorst, Thomas F. Kissinger and Douglas A. Neis, respectively, pursuant to the exercise of vested stock options held on the Record Date pursuant to the 1987 Stock Option Plan.  See "Executive Compensation
        -- Stock Options."

   (6)  In determining the aggregate beneficial ownership of Common Shares and Class B Shares for all directors and executive officers as a group, shares which are beneficially owned by more than one director or officer have been counted only once to avoid overstatement.  See footnote (1).

   (7)  Includes 63,353 Common Shares subject to acquisition pursuant to the exercise of vested stock options held by executive officers and nonemployee directors of the Company on the Record Date pursuant to the 1987 Stock Option Plan and the
        1994 Nonemployee Director Stock Option Plan.  See "Executive Compensation--Stock Options."

   (8)  The address of Neuberger & Berman ("N&B") is 605 Third Avenue, New York, New York 10158-3698.

   (9)  Other than share ownership percentage information, the information set forth is as of February 12, 1996, as reported by N&B in its amended Schedule 13G filed with the SEC and the Company.  According to such Schedule 13G, partners of
        N&B own 57,750 shares and N&B disclaims beneficial ownership of these shares which were purchased with the personal funds of the N&B partners.


                             EXECUTIVE COMPENSATION

   Report on Executive Compensation

             The Company strives to provide fair and competitive compensation which rewards corporate and individual performance and helps attract, retain and motivate highly qualified individuals who contribute to the Company's long-term growth and success. One of the Company's guiding philosophies is to encourage its executives and other employees to take appropriate market responsive risk-taking actions which facilitate the growth and success of the Company. The Company's compensation policies attempt to encourage the continuation of this entrepreneurial spirit.

             The Compensation and Nominating Committee of the Board ("Committee") is responsible for evaluating and determining the compensation of the Company's executive officers, including the Company's Chief Executive Officer Stephen H. Marcus, in accordance with the foregoing philosophies and policies. The Committee is composed entirely of independent, nonemployee directors. Executive officer compensation consists of base salary, annual bonus payments, stock option grants and other benefits under the Company's several employee benefit plans.

             Each executive officer's base salary has been established based on the level of responsibilities delegated to the executive and the relationship of such responsibilities to those of other Company executive officers. In evaluating and adjusting base salaries of executives (other than Mr. Marcus) from year-to-year, the Committee acts on the recommendations of Mr. Marcus, who in making his recommendations takes into account (i) the financial performance of the Company as a whole and on a divisional basis, when appropriate, for the fiscal year then ended, compared to its respective historical and anticipated performance; (ii) general economic conditions (including inflationary factors) and the impact such conditions had on the industry segments in which the Company operates; (iii) each executive officer's past, and anticipated future, contributions to the Company's performance; (iv) each executive officer's existing base salary compared to the range of the base salaries of similarly situated executives; (v) any new responsibilities delegated, or to be delegated, to such officer; and (vi) the extent of participation of the executive in any significant corporate achievements over the prior fiscal year. In evaluating and adjusting Mr. Marcus' base salary, the Committee subjectively considers the same factors cited above, as well as the comparative salaries and total compensation packages of other chief executive officers, with particular reference to local market
   circumstances.   In determining the adjustment to Mr. Marcus' base salary
   for fiscal 1997, the Committee specifically took into account the Company's revenue and earnings performance for fiscal 1996 and the Company's long-term record of financial success.

             Bonus awards attributable to each fiscal year are granted by the Committee to the named executive officers, including Mr. Marcus, subsequent to the fiscal year-end. Fiscal 1996 bonus awards for the named executive officers who have no direct operational responsibilities were based on the recommendations of Mr. Marcus, who made his recommendations based on the Company's overall financial performance for the year then ended and such officer's individual contributions and achievements over fiscal 1996, particularly as such contributions and achievements related to advancing the Company's entrepreneurial philosophy. Specific corporate performance factors considered in making fiscal 1996 bonus determinations for such executives were the contribution that each executive made to his specific functional area and overall Company performance, the Company's 14.1% increase in comparable earnings and 13.0% increase in comparable earnings per share, all compared to fiscal 1995. The fiscal 1996 bonus award for Bruce J. Olson, who has direct managerial responsibilities for two operating divisions of the Company, was determined based on the financial and operating performance of those divisions, the favorable coordination and execution of the sale of the Company's Applebee's restaurants, together with the over-all financial performance of the Company in fiscal 1996. Mr. Marcus received a fiscal 1996 bonus payment based on a pre-established formula which provides for his receipt of a performance bonus equal to three-fourths of one percent of the Company's pre-tax earnings for the fiscal year.

             Stock options are granted each year by the Committee to selected executive officers as part of such officers' compensation package.
   Options granted by the Committee have a per share exercise price equal to 100% of the fair market value of the Common Shares on the date of grant. Therefore, since the economic value of each option is directly dependent upon future increases in the value of the Common Shares, the Committee believes option grants help to better align the interests of option recipients with the economic interests of the Company's shareholders. The Committee believes stock option grants provide a long-term incentive for option recipients to improve the Company's financial performance and, in turn, its stock price. The Committee has the flexibility to grant other types of equity-based incentive awards (including stock appreciation rights, restricted stock and performance shares) in addition to stock options in accordance with the 1995 Equity Incentive Plan. Mr. Marcus is not eligible to receive option grants under the Company's 1987 Stock Option Plan or the 1995 Equity Incentive Plan. Since Mr. Marcus and his family own approximately 41% of the outstanding Common Shares and Class B Shares, his economic interests are directly linked to the price performance of the Company's Common Shares. Therefore, at the time the Company's 1987 Stock Option Plan and 1995 Equity Incentive Plan was adopted, it was determined unnecessary to provide Mr. Marcus with the opportunity to receive stock option grants.

             Consistent with the Company's philosophy of encouraging entrepreneurism throughout the organization, the Committee grants options annually to a broad number of key employees. Option grants in fiscal 1996 to key employees other than the named executive officers constituted almost 84% of all non-Board option grants. The size of option grants to the named executive officers is based on (i) each officer's length of service and relative responsibilities and contributions to the Company's performance over the past year; (ii) the officer's anticipated future contributions to the success of the Company; (iii) historical levels of option grants to, and the level of existing stock ownership of, such officer and other executive officers; and (iv) the relative levels of option grants then being made to all employees and other executive officers.

             The Committee also attempts to provide other competitive compensatory benefits to the Company's executive officers, including participation in the Company's Pension Plus Plan, nonqualified retirement income plan, nonqualified deferred compensation plan, health insurance, life and disability insurance and other benefits.

             As a result of current executive compensation levels, the Committee does not intend currently to take any action to conform its compensation plans to comply with the regulations proposed under Internal Revenue Code Section 162(m) relating to the $1 million cap on executive compensation deductibility imposed by the Omnibus Revenue Reconciliation Act of 1993.

             By the Compensation and Nominating Committee:

                  John L. Murray, Chairman
                  Daniel F. McKeithan, Jr.
                  Allan H. Selig


   Summary Compensation Information

             The following table sets forth certain information concerning compensation paid by the Company for the last three fiscal years to the Company's Chief Executive Officer and the other executive officers of the Company who earned over $100,000 in salary and bonuses in fiscal 1996.
   The persons named in the table below are hereinafter sometimes referred to as the "named executive officers." All of the shares subject to options set forth below have been retroactively adjusted to reflect the Company's three-for-two stock split effected on November 14, 1995 in the form of a 50% dividend on both of its Common Shares and Class B Shares.


                                                  Summary Compensation Table
                                                                                     Stock
                                                     Annual Compensation             Option
         Name and Principal      Fiscal                                            Grants(4)         All Other
              Positions           Year      Salary(1)     Bonus(2)    Other(3)      (shares)      Compensation(5)

    Stephen H. Marcus            1996      $341,538      $545,568     $   --           N/A           $8,934(6)
     Chairman of the Board,      1995      $296,154      $313,391     $  500           N/A           $4,856(6)
     President and Chief         1994      $275,543      $243,711     $2,250           N/A           $4,151(6)
     Executive Officer (3)

    Bruce J. Olson               1996      $205,962      $258,335     $   --          7,500          $3,732
     Group Vice President        1995      $183,269      $ 97,923     $   --          7,500          $3,260
                                 1994      $162,661      $103,755     $   --         15,000          $1,593

    Kenneth A. MacKenzie         1996      $114,692      $ 16,000     $   --          3,000          $2,423
     Chief Financial Officer     1995      $105,308      $ 14,000     $   --          3,000          $2,395
     and Treasurer               1994      $ 96,018      $ 12,000     $   --          6,000          $2,762

    H. Fred Delmenhorst          1996      $118,500      $ 16,000     $   --          3,000          $2,612
     Vice President-Human        1995      $106,192      $ 14,000     $   --          3,000          $2,608
     Resources                   1994      $ 99,525      $ 12,000     $   --          6,000          $1,914

    Thomas F. Kissinger          1996      $104,538      $ 25,000     $   --          3,000          $  949
     General Counsel and         1995      $ 90,346      $ 15,000     $   --          3,000          $   66
     Secretary                   1994      $ 66,219      $  8,000     $   --          6,750          $   40

    Douglas A. Neis              1996      $ 93,808      $ 45,000     $   --          3,000          $1,480
     Corporate Controller        1995      $ 84,420      $ 10,000     $   --          3,000          $1,115
                                 1994      $ 79,744      $ 10,000     $   --          6,000          $   65

   _________________

   (1)       Includes amounts deferred by the Company at the election of the named executive officer under Section 401(k) of the
             Internal Revenue Code and the Company's Deferred Compensation Plan and Mr. Marcus' salary amount listed for fiscal
             1994 includes $25,000 paid during fiscal 1995.  The Company's Deferred Compensation Plan is a defined contribution program whereby an eligible employee may voluntarily make an irrevocable election to defer receipt of up to 100% of the employee's annual compensation on a pre-tax basis.  The irrevocable election must be made prior to the start of any calendar year to which it applies and must specify both a benefit payment commencement date beyond the end of the last such calendar year and the form of payment (i.e., lump sum, periodic installments or monthly annuity).
             During the period of deferral, the Company quarterly applies to the deferred amount an earnings credit equal to the average prime interest rate of a designated Milwaukee bank.  The benefits payable under the Deferred Compensation
             Plan (i.e., the employee's deferred amounts plus his earnings credits) will be paid out of the Company's general corporate assets as benefit payments become due after the employee's specified commencement date.

   (2)       The bonus amounts listed for fiscal 1996 for Messrs. Olson and Neis include a special bonus of $135,000 and $30,000, respectively, in each case as a result of such officer's integral involvement in consummation of the successful sale of the Company's Applebee's restaurants and related rights.  Bonus amounts listed relate to the fiscal year to which such bonuses are attributable.

   (3)       Includes for Mr. Marcus the amount of directors' fees he earned in fiscal 1995 and 1994.  Mr. Marcus, as an executive officer of the Company, is no longer entitled to receive director fees.  See "Director Compensation"
             below.  The value of all perquisites and other personal benefits provided to each named executive officer by or on behalf of the Company is significantly less than the required Securities and Exchange Commission reporting thresholds of the lesser of $50,000 or 10% of the annual salary and bonus reported for each respective named executive officer.

   (4)       Fiscal 1994, 1995 and 1996 options were granted at 100% of fair market value on the date of grant under the
             Company's 1987 Stock Option Plan.  See footnote (1) to the table set forth under "Stock Options -- Option Grants in
             1996 Fiscal Year" below for additional information.

   (5)       Includes the Company's contributions on behalf of each named executive officer to its defined contribution Pension
             Plus Plan and the dollar value of imputed life insurance premiums paid by, or on behalf of, the Company during the fiscal year with respect to term life insurance for the benefit of the named executive officer.  The Pension Plus
             Plan is a profit sharing plan with Internal Revenue Code Section 401(k) features and covers all eligible employees of the Company and its subsidiaries, including the named executive officers, and uses a participating employee's aggregate direct compensation as the basis for determining the employee and employer contributions that are allocated to the employee's account under the Pension Plus Plan.  A participating employee may elect to make pre-tax deposits of up to 14% of the employee's annual compensation.  The Pension Plus Plan also provides for three types of employer contributions: (i) a basic contribution equal to 1% of a participating employee's annual compensation; (ii)
             a matching contribution equal to one-fourth of the employee's pre-tax deposits not exceeding 6% of such annual compensation; and (iii) a discretionary profit performance contribution determined by the Board each year.  For purposes of the profit performance contribution, the Company and its subsidiaries have been divided into eight profit sharing groups, and the profit performance contribution for the participating employees employed by a particular profit sharing group is dependent upon the Company's overall operations meeting profitability targets, the Company having achieved a positive return on shareholders' equity and that profit sharing group's operating performance having been profitable.  A participating employee's share of the annual profit performance contribution, if any, for the employee's profit sharing group is determined by multiplying the contribution amount by the ratio of the participating employee's annual compensation to the aggregate annual compensation of all participating employees in that profit sharing group.  The employee's pre-tax savings deposits and the employer basic contributions allocated to a participating employee's account are fully vested upon deposit, and the employer matching and profit performance contribution are subject to a graduated vesting schedule resulting in full vesting after seven years of service.  The participating employee has the right to direct the investment of the pre-tax savings deposits and employer matching contributions allocated to the employee's account in one or more of several available investment funds.  The allocated employer basic contributions are generally expected to be invested in Common Shares but, at the direction of the Pension Plus Plan's administrative committee, may be invested in a different manner.  The allocated employer profit performance contributions are invested in the manner selected by the Pension Plus Plan's administrative committee, which may also include investment in Common Shares.  The vested portion of a participating employee's account balance becomes distributable in a lump sum payment only after the employee's termination of employment, although the employee has the right while employed to borrow a portion of such vested portion or make a withdrawal of pre-tax savings deposits for certain hardship reasons which are prescribed by applicable federal law.
             The Company also provides all named executive officers with long-term disability protection.

   (6)       In each of fiscal 1996, 1995 and 1994, the Company paid approximately $349,000 of premiums on three split-dollar insurance policies on the life of Mr. Marcus.  The foregoing data is excluded from the table above because upon surrender of these policies to the Company or the death of Mr. Marcus, these premium payments will be reimbursed in full to the Company.  Based on an assumed retirement age of 65, the present value of the excess cash surrender value of all of such policies over the premium payments is estimated to be approximately $117,000.


   Stock Options

      The Company has a 1987 Stock Option Plan ("1987 Plan") pursuant to which options to acquire Common Shares may be granted until June 1997 by the Committee to officers and other key employees of the Company and its subsidiaries, including executive officers and directors. However, Ben Marcus, Stephen H. Marcus, Diane Marcus Gershowitz and any other person who owns, directly or indirectly, 5% or more of the Company's voting power cannot receive options under the 1987 Plan.

      The Company also has a 1995 Equity Incentive Plan ("1995 Plan") pursuant to which options to acquire Common Shares may be granted until June 2005 by the Committee to officers and other key employees of the Company and its subsidiaries, including executive officers. However, Ben Marcus, Stephen H. Marcus, Diane Marcus Gershowitz and any other person who owns, directly or indirectly, 5% or more of the Company's voting power cannot receive options under the 1995 Plan.

      The following table sets forth information concerning the grant of stock options under the 1987 Plan during fiscal 1996 to the named executive officers. The share amounts for options granted during the 1996 fiscal year set forth below have been adjusted to reflect the Company's three-for-two stock split effected on November 14, 1995 in the form of a 50% dividend.


                                                  Option Grants in 1996 Fiscal Year
                                           Percentage of
                          Common Shares    Total Options                                        Potential Realizable Value at
                            Underlying     Granted to All                                    Assumed Annual Rates of Stock Price
                             Options     Employees in 1996  Exercise Price(2)   Expiration     Appreciation for Option Term(3)
            Name            Granted(1)      Fiscal Year        (per share)         Date                5%            10%

    Stephen H. Marcus .          N/A              N/A                N/A            N/A                N/A           N/A

    Bruce J. Olson  . .         7,500             6.2%             $19.50         6/21/05            $91,976       $233,085

    Kenneth A. MacKenzie        3,000             2.5%             $19.50         6/21/05            $36,790       $ 93,234

    H. Fred Delmenhorst         3,000             2.5%             $19.50         6/21/05            $36,790       $ 93,234

    Thomas F. Kissinger         3,000             2.5%             $19.50         6/21/05            $36,790       $ 93,234

    Douglas A. Neis . .         3,000             2.5%             $19.50         6/21/05            $36,790       $ 93,234

   __________________

   (1)       Options granted under the 1987 Plan may be designed to qualify as either "incentive stock options" within the meaning of Section 422A of the Internal Revenue Code or as "nonstatutory stock options." The options reflected in the table are incentive stock options under the Internal Revenue Code and were granted on June 22, 1995.  The exercise price of each option granted was equal to 100% of the fair market value of the Common Shares on the date of grant, as determined by the Committee.  Options granted under the 1987 Plan vest and are exercisable with respect to
             40% of the subject shares after two years from the grant date, 60% after three years, 80% after four years and 100%
             after four years and six months, but not after the ten-year option period.

   (2)       The exercise price of options may be paid in cash, by delivering previously issued Common Shares or any combination thereof.

   (3)       The potential realizable values set forth under the columns represent the difference between the stated option exercise price and the market value of the Common Shares based on certain assumed rates of stock price appreciation and assuming that the options are exercised on their stated expiration date; the potential realizable values set forth do not take into account applicable tax and expense payments which may be associated with such option exercises.  Actual realizable value, if any, will be dependent on the future stock price of the Common Shares on the actual date of exercise, which may be earlier than the stated expiration date.  The 5% and 10% assumed rates of stock price appreciation over the ten-year exercise period of the options used in the table above are mandated by the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future price of the Common Shares on any date.  There can be no assurances that the stock price appreciation rates for the Common Shares assumed for purposes of this table will actually be achieved.


      The following table sets forth certain information with respect to the named executive officers concerning their stock options exercised in fiscal 1996 and unexercised stock options held as of the end of fiscal 1996.

                                  Aggregated Option Exercises and Fiscal 1996 Year-End Value Table
                                                        Number of Common Shares
                                                        Underlying Unexercised
                             Number of                        Options at           Value of Unexercised
                           Common Shares                 End of Fiscal 1996(2)    In-the-Money Options at
                           Acquired Upon      Value         Exercisable(3)/        End of Fiscal 1996(4)
            Name              Exercise     Received(1)     Unexercisable(3)      Exercisable/Unexercisable

   Stephen H. Marcus . .        N/A             N/A                N/A                       N/A

   Bruce J. Olson  . . .       11,250*        $204,806       12,750  /  28,500       $161,813  / $261,000

   Kenneth A. MacKenzie         1,080*         $16,470        4,905  /  11,850       $ 61,654  / $111,488
                                  870*          $8,628

   H. Fred Delmenhorst .          675*          $9,900        5,775  /  11,850       $ 75,356  / $111,488

   Thomas F. Kissinger .           --               --        2,700  /  10,050       $ 27,176  / $ 83,513

   Douglas A. Neis . . .           --               --        5,775  /  11,850       $ 75,356  / $111,488

   ________________

   *         The options exercised in fiscal 1996 set forth above have been retroactively adjusted to reflect the Company's three-for-two stock split effected on November 14, 1995 in the form of a 50% dividend on its Common Shares.

   (1)       Reflects the dollar value difference between the closing sale price of the Common Shares on the New York Stock
             Exchange on the date of exercise, less the stock option's exercise price, multiplied by the number of Common Shares acquired upon exercise.

   (2)       See vesting schedule of options set forth in footnote (1) under the Option Grants in 1996 Fiscal Year table above.

   (3)       Not reflected herein are 11,850 Common Shares subject to options which have vested and become exercisable after the fiscal year end (Olson-4,500, MacKenzie-1,800, Delmenhorst-1,800, Kissinger-1,950 and Neis-1,800).

   (4)       The dollar values were calculated by determining the difference between the fair market value of the underlying
             Common Shares and the various applicable exercise prices of the named executive officers' outstanding options at the end of fiscal 1996.  The closing sale price of the Common Shares on the New York Stock Exchange on May 30, 1996 was
             $25.75 per share.


   Pension Plan

      The Company has a nonqualified defined benefit pension plan ("Supplemental Plan") for the eligible employees of the Company and its subsidiaries with annual compensation in excess of a specified level (e.g., $66,000 in 1996), including named executive officers of the Company. The Supplemental Plan is a defined benefit retirement income program which provides benefits based upon the employee's final five-year average compensation. The amounts accrued for named executive officers under the Supplemental Plan cannot be readily ascertained and are, therefore, not included in the Summary Compensation Table above. In calculating employee compensation for purposes of determining its contribution to the Supplemental Plan, the Company uses a participating employee's total direct compensation in determining its annual benefits (which, for the named executive officers, would be comprised of the salary and bonus amounts listed in the Summary Compensation Table above), calculated on a straight life annuity basis assuming benefits commence at age 65. In addition to a reduction equal to 50% of Social Security benefits, the Supplemental Plan also reduces its benefits by the benefits attributable to employer contributions which the participating employee received under other Company-sponsored plans, such as the Pension Plus Plan and the Company's former qualified pension plans. An employee participating in the Supplemental Plan will be entitled to receive annual benefits substantially in accordance with the table set forth below, except that the amounts shown in the table do not reflect the applicable reductions for Social Security benefits and benefits funded by employer contributions which are payable under other Company-sponsored plans. For an employee entitled to the highest level of Social Security benefits who retired at age 65 during fiscal year 1996, the reduction in annual Supplemental Plan benefits would have been approximately $7,488.

                           Estimated Annual Pension Plan Benefits
                             for Representative Years of Service
  Final Five-Year
      Average
   Compensation        15          20          25           30          35

  $  60,000       $  15,000   $  20,000   $  25,000    $  30,000   $  30,000
    120,000          30,000      40,000      50,000       60,000      60,000
    180,000          45,000      60,000      75,000       90,000      90,000
    240,000          60,000      80,000     100,000      120,000     120,000
    400,000         100,000     133,000     167,000      200,000     200,000
    600,000         150,000     200,000     250,000      300,000     300,000
    800,000         200,000     267,000     333,000      400,000     400,000

             A participating employee is entitled to benefits under the Supplemental Plan upon normal retirement on or after age 65, early retirement after age 60 with at least five years of service, disability retirement after at least five years of service and other termination of employment after at least five years of service. A graduated vesting schedule, which provides for 50% vesting after five years of service and an additional 10% for each year of service thereafter, applies in the case of termination of employment before completing 10 years of service or qualifying for normal, early or disability retirement. Benefits payable under the Supplemental Plan will be paid out of the Company's general corporate assets as benefit payments become due after retirement or other termination. At the end of fiscal 1996, Stephen H. Marcus, Bruce J. Olson, Kenneth A. MacKenzie, H. Fred Delmenhorst, Thomas F. Kissinger and Douglas A. Neis had 35, 22, 17, 12, 3 and 10 years, respectively, of credited years of service under the Supplemental Plan.

   Director and Director Emeritus Compensation

             Under the Company's standard director compensation policy, each nonemployee director receives an annual retainer fee of $10,000, together with $1,750 for each meeting of the Board and $350 for each committee meeting thereof (or $500 per committee meeting, if that person serves as the committee's chairman), which he or she attends. In addition, under the 1994 Nonemployee Director Stock Option Plan ("Director Plan") adopted at the Company's 1994 annual meeting, all then serving nonemployee directors were automatically granted stock options to purchase Common Shares. Upon their appointment to the Board in March 1995, each of Messrs. Selig and Hoeksema were also automatically granted stock options under the Director Plan. Under the Director Plan, each nonemployee director received his or her annual automatic option grant to purchase 500 shares of Common Stock on May 30, 1996 at an exercise price of $25.75 per share. The options have a term of ten years and were fully vested and exercisable immediately after grant.

             Ben Marcus, the founder of the Company in 1935, retired from his position as the Company's Chairman of the Board in December 1991. In December 1995, Ben Marcus retired from the Board and was appointed a director emeritus. Mr. Marcus also continues to serve the Company as a nonofficer employee. The Committee has adopted a compensation policy applicable to Ben Marcus that attempts to recompense him for his many years of service and dedication to the founding, development and growth of the Company. To help ensure Ben Marcus' continued availability to consult with officers and employees of the Company, and to recognize his contributions to the founding and success of the Company, Mr. Marcus is entitled to receive for the remainder of his life (and thereafter his wife will be entitled to receive for the remainder of her life) a consulting fee partially linked to a percentage of the Company's pre-tax and pre-corporate bonus earnings. Mr. Marcus is also entitled to receive continued salary payments as an employee of the Company. In fiscal 1996, Ben Marcus earned total cash compensation of $365,250 from the Company.

                          STOCK PERFORMANCE INFORMATION

             Set forth below is a line graph comparing the annual percentage change during the Company's last five fiscal years in the Company's cumulative total shareholder return (stock price appreciation on a dividend reinvested basis) on the Common Shares, compared to the cumulative total return of companies included within the S&P 500 Composite Index and to a composite peer group index selected in good faith by the Company. The composite peer group index is comprised of the Standard & Poor's Hotel/Motel Index (weighted 66%), Standard & Poor's Restaurants Index (weighted 10%) and a Company-selected theatre index (weighted 24%) which includes Carmike Cinemas, Inc., Cineplex Odeon Corp. and AMC Entertainment, Inc. The indices within the composite industry peer group index have been weighted to approximate the relative revenue contributions of each of the Company's respective business segments (counting the motel and hotel/resort segments as one segment) to the Company's total revenues in fiscal 1996. The shareholder returns of the companies included in the theatre index have been weighted based on each such company's relative market capitalization as of the beginning of the presented periods.

                      Comparison of Five-Year Total Returns
                        (on a dividend reinvested basis)

                            [Stock Performance Graph]


                     5/31/91   5/31/92  5/31/93   5/31/94  5/31/95   5/31/96

    The Marcus         $100     $108      $216     $253      $270     $374
    Corporation

    S&P 500            $100      $92      $136     $170      $193     $252
    Composite Index

    Composite Peer     $100     $110      $123     $128      $154     $197
    Group Index

                              CERTAIN TRANSACTIONS

             The Company leases, under capital and operating leases, real estate occupied by three of the Company's facilities under long-term leases from an entity wholly-owned by Ben Marcus, Stephen H. Marcus, Ida Lowe and certain spouses, family members and trusts for the benefit of members of their families ("Affiliated Parties") for an aggregate annual rental of approximately $224,000 and from Stephen H. Marcus and Diane Marcus Gershowitz for an aggregate annual rental of approximately $44,000. The Company has renewal options for all of these leases which, if fully exercised, would result in these leases expiring at various times between 2005 and 2030. Ida Lowe is the sister of Ben Marcus.

             During the 1996 fiscal year, the Company paid approximately $192,000 of interest to certain entities owned by certain of the Affiliated Parties on nine debts of the Company owed to such entities. These debts are due on demand and bear interest at the prime rate (8.25% at May 30, 1996). The largest aggregate amount outstanding on the above debts during the Company's 1996 fiscal year was $3,050,000. As of the end of the 1996 fiscal year, the amount outstanding on the nine debts was $2,690,000. Payment of both principal and interest on these debts is current.

             As has been the case for prior years, during the 1996 fiscal year, the Company leased automobiles from Selig Executive Leasing Co., Inc. Aggregate lease payments were $358,000 in fiscal 1996. Allan H. Selig, a director of the Company, is the President, Chief Executive Officer and sole shareholder of Selig Executive Leasing Co., Inc.

             The Company believes that all of the above transactions were consummated on terms at least as favorable as could have been obtained from non-affiliated third parties.

                                  OTHER MATTERS

             Representatives from Ernst & Young LLP are expected to be present at the Meeting and will have an opportunity to make a statement if they so desire and will be available to respond to appropriate shareholder questions.

             The Board does not intend to present at the Meeting any matters for shareholder action other than the matters described in the Notice of Annual Meeting. The Board knows of no other matters to be brought before the Meeting which will require the vote of shareholders. For other business to be properly brought before the Meeting by a shareholder, such shareholder must give written notice of such proposed business complying with the Company's By-laws to the Secretary of the Company not less than 15 days in advance of the Meeting. If any other business or matters should properly come before the Meeting, the proxies named in the accompanying proxy will vote on such business or matters in accordance with their best judgment.

             The Company has filed an Annual Report on Form 10-K with the Securities and Exchange Commission for its 1996 fiscal year which ended on May 30, 1996. The Company will provide a copy of such Form 10-K (excluding exhibits) without charge to each person who is a record or beneficial owner of Common Shares or Class B Shares on the Record Date and who submits a written request therefor. Exhibits to the Form 10-K will be furnished upon payment of the fee described in the list of exhibits accompanying the copy of Form 10-K. Requests for copies of the Form 10-K and any exhibits thereto should be addressed to Thomas F. Kissinger, General Counsel and Secretary, The Marcus Corporation, 250 East Wisconsin Avenue, Suite 1700, Milwaukee, Wisconsin 53202-4220.

             The cost of soliciting proxies will be paid by the Company. The Company expects to solicit proxies primarily by mail. Proxies may also be solicited personally and by telephone by certain officers and regular employees of the Company. It is not anticipated that anyone will be specially engaged to solicit proxies or that special compensation will be paid for that purpose, but the Company reserves the right to do so should it conclude that such efforts are needed. The Company will reimburse brokers and other holders of record for their expenses in communicating with the persons for whom they hold Common Shares or Class B Shares.

             A shareholder wishing to include a proposal in the Company's proxy statement for its 1997 Annual Meeting of Shareholders must forward the proposal to the Company by May 2, 1997.

                                      On Behalf of the Board of Directors

                                      [Printer to insert new signature]


                                      Thomas F. Kissinger
                                      General Counsel and Secretary

   Milwaukee, Wisconsin
   August 30, 1996